SHARE EXCHANGE AGREEMENT

dated as of

April ___, 2020

by and among

Grey Cloak Tech Inc.,

a Nevada corporation (“GCT”),

Ultimate Brain Nutrients, LLC,

a Delaware limited liability company (“UBN”),

and

The Members of UBN

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is entered into on April ___, 2020 (the “Effective Date”) and is by and among Grey Cloak Tech Inc., a Nevada corporation (“GCT”), on the one hand, and Ultimate Brain Nutrients, LLC, a Delaware limited liability company (“UBN”), and the members of UBN as listed on Exhibit A (each a “UBN Member” and collectively the “UBN Members”), on the other hand. Each of GCT, UBN, and the UBN Members may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, UBN is engaged in the business of developing, manufacturing, promoting, selling, and distributing nutraceutical products to boost brain functioning capacity and general cognitive performance (the “Business”);

WHEREAS, the UBN Members are the beneficial and record owners of all of the issued and outstanding equity interests of UBN (the “UBN Units”, as defined in Section 1.1(b));

WHEREAS, the UBN Members desire to acquire from GCT, and GCT desires to issue to the UBN Members, ninety million nine hundred sixty (90,000,960) shares of GCT common stock (the “Exchange Shares”, as defined in Section 1.1) in exchange for all of the issued and outstanding equity interests of UBN (the “Exchange”);

WHEREAS, it is the intention of the Parties that, upon Closing (as defined in Section 1.2), UBN shall become a wholly-owned subsidiary of GCT; and

WHEREAS, the Parties intend that the Exchange, as set forth in this Agreement, shall qualify as a tax-free transfer under the provisions of Section 351 of the Internal Revenue Code, as amended (the “Code”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
THE EXCHANGE

1.1              The Exchange of GCT Shares for UBN Units.

(a)               At the Closing (as defined in Section 1.2) and subject to the terms and conditions set forth herein, each UBN Member shall purchase, and GCT shall issue and sell to each UBN Member, six thousand six hundred and eight (6,608) shares of GCT’s common stock for each UBN Unit held by the UBN Member (the “Exchange Ratio”). Such shares of GCT’s common stock shall collectively (i) be referred to as the “Exchange Shares”, (ii) constitute 90,000,960 shares of GCT’s common stock in total, and (iii) constitute approximately 42.53% of the issued and outstanding capital stock of GCT immediately following the Closing.

(b)               At the Closing and subject to the terms and conditions set forth herein, as consideration for the UBN Member’s Exchange Shares, each UBN Member shall contribute, sell, convey, assign, and transfer to GCT, and GCT shall purchase, acquire, and accept from the UBN Member all of the equity interests of UBN. Such equity interests of UBN shall generally be referred to as the “UBN Units”, and shall in the aggregate: (i) be comprised of thirteen thousand six hundred twenty (13,620) Class A Units; and (ii) constitute all of the issued and outstanding equity interests of UBN.

(c)               GCT shall issue the Exchange Shares to the UBN Members by delivering (within the time frame set forth in Section 1.3(b)(ii) hereof) a stock certificate to each UBN Member registered in the name of the UBN Member, or the UBN Member’s nominees, evidencing the Exchange Shares (the “Exchange Shares Certificates”).

(d)               For federal income tax purposes, the Exchange is intended to constitute a tax-free transfer within the meaning of Section 351 of the Code, and the Parties shall report the transactions contemplated by this Agreement consistent with such intent and shall take no position in any tax filing or legal proceeding inconsistent therewith.

1.2              Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article V, and subject to the satisfaction or waiver of the conditions set forth in Article IV, the closing of the Exchange (the “Closing”) will take place at 5:00 p.m. Pacific Daylight Time on the Effective Date. The Closing shall take place at the offices of GCT, unless another date, time, and/or place is agreed to in writing by GCT and UBN.

1.3              Deliveries at Closing.

(a)               At the Closing, UBN must execute and deliver:

(i)                 to GCT and each UBN Member, a counterpart signature page, executed by UBN, to each Joinder Agreement, the form of which is attached hereto as Exhibit D (each “Joinder Agreement”), that has been executed by such UBN Member;

(ii)              to GCT, a certificate, dated as of the Effective Date, executed by a manager or an executive officer of UBN, in the form attached hereto as Exhibit B (the “UBN Representation Certificate”), stating that each of the conditions set forth in Section 4.2, with respect to UBN, have been satisfied; and

(iii)            to GCT, a certificate, dated as of the Effective Date, executed by a manager or an executive officer of UBN in the form attached hereto as Exhibit C (the “UBN Officer’s Certificate”), certifying as to the full force and effect of, and attaching as exhibits to such certificate: (A) the organizational documents, and any amendments thereto, of UBN; (B) a certificate of good standing, dated as of a date within five (5) days of the Effective Date, from the Secretary of State of the State of Delaware; (C) resolutions of UBN’s manager approving the Agreement and the transactions contemplated herein; and (D) resolutions of the UBN Members approving the Agreement and the transactions contemplated herein.

(b)               At the Closing (unless otherwise indicated), GCT must execute and deliver:

(i)                 to UBN and each UBN Member, a counterpart signature page, executed by GCT, to each Joinder Agreement that has been executed by such UBN Member;

(ii)              within ten (10) business days of the Effective Date, to the UBN Members, the Exchange Shares Certificates;

(iii)            to the UBN Members and UBN, a certificate dated as of the Effective Date, executed by an executive officer of GCT, in the form attached hereto as Exhibit E (the “GCT Representation Certificate”), stating that each of the conditions in Section 4.3 have been satisfied; and

(iv)             to the UBN Members and UBN, a certificate, dated as of the Effective Date, executed by an executive officer of GCT in the form attached hereto as Exhibit F (the “GCT Officer’s Certificate”), certifying as to the full force and effect of, and attaching as exhibits to such certificate: (A) the organizational documents of GCT; (B) a certificate of good standing, dated as of a date within five (5) days of the Effective Date, from the Secretary of State of the State of Nevada; and (C) resolutions of GCT’s Board of Directors approving the Agreement and the transactions contemplated herein.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1              Representations and Warranties of UBN. UBN represents and warrants to GCT as follows as of the Effective Date:

(a)               Organization, Standing, and Power. UBN is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the requisite power and authority and all government licenses, authorizations, permits, consents, and approvals required to own, lease, and operate its properties and carry on its business as now being conducted. UBN is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect (as defined in Section 7.2) with respect to UBN.

(b)               Subsidiaries. UBN does not own, directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture, or otherwise.

(c)               Capital Structure. UBN has 13,620 Class A Units issued and outstanding. No other equity securities of UBN are issued, reserved for issuance, or outstanding. All issued and outstanding equity interests of UBN are non-assessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes, or other indebtedness, or other securities of UBN having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements, or undertakings of any kind to which UBN is a party or by which they are bound obligating UBN to issue, deliver or sell, or cause to be issued, delivered or sold, additional membership interests or other equity or voting securities of UBN or obligating UBN to issue, grant, extend, or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement, or undertaking. There are no outstanding contractual obligations, commitments, understandings, or arrangements of UBN to repurchase, redeem, or otherwise acquire or make any payment in respect of any membership interest of UBN. There are no agreements or arrangements pursuant to which UBN is or could be required to register its equity interests or other securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or other agreements or arrangements with or among any of its security holders with respect to securities of UBN.

(d)               Company Authorization. As of the Closing, UBN has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by UBN and the consummation by UBN of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of UBN. This Agreement has been duly executed and, when delivered by UBN, shall constitute a valid and binding obligation of UBN, enforceable against UBN in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(e)               Non-Contravention. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of UBN under: (i) UBN’s certificate of formation, limited liability company agreement, or other organizational or charter documents of UBN; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to UBN, its properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to UBN, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses, or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to UBN or could not prevent, hinder, or materially delay the ability of UBN to consummate the transactions contemplated by this Agreement.

(f)                Governmental Authorization. No consent, approval, order, or authorization of, or registration, declaration or filing with, or notice to, any United States court, administrative agency or commission, or other federal, state, or local government, or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to UBN in connection with the execution and delivery of this Agreement by UBN or the consummation by UBN of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(g)               Financial Statements. UBN has previously delivered to GCT audited financial statements of UBN consisting of the balance sheet of UBN as of December 31, 2019 and 2018, and the related statements of operations, members’ deficit, and cash flows for the years then ended (the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP and are complete and correct and have been prepared from and substantially conform with the books and records of the Business and present fairly the financial condition and results of operations of the Business as of the dates and for the periods indicated in all material respects; however, the Financial Statements were not prepared by a PCAOB-member firm.

(h)               Absence of Certain Changes or Events. Since December 31, 2019, there has not been: (i) a Material Adverse Effect with respect to UBN; or (ii) any event or occurrence that would reasonably be expected to prevent the ability of UBN to consummate the transactions contemplated by this Agreement.

(i)                 Legal Proceedings. There are no legal proceedings (“Action” or “Actions”) pending or, to UBN’s Knowledge, threatened against or by UBN (a) relating to or affecting the Business, or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement; and no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. There are no outstanding and no unsatisfied judgments, penalties, or awards against, relating to or affecting the Business.

(j)                 Compliance with laws. To UBN’s Knowledge, the conduct of the Business complies with all statutes, laws, regulations ordinances, rules, judgments, orders, decrees or arbitration awards applicable to UBN.

(k)               Taxes. All Tax Returns (as defined in Section 3.8(e)) with respect to the Business required to be filed by UBN for any period prior to Closing have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes (as defined in Section 3.8(e)) due and owing by UBN (whether or not shown on any Tax Return) have been, or will be, timely paid. Any deficiencies asserted, or assessments made, against UBN as a result of any examinations by any taxing authority have been fully paid. UBN is not a party to any Action by any taxing authority. There are no pending or, to UBN’s Knowledge, threatened Actions by any taxing authority. There are no encumbrances for Taxes upon any of UBN’s assets nor, to UBN’s Knowledge, is any taxing authority in the process of imposing any encumbrances for Taxes on any of UBN’s assets (other than for current Taxes not yet due and payable).

(l)                 Guaranties. UBN has not guaranteed any dividend, obligation, or indebtedness of any person.

(m)             Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by UBN to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

2.2              Representations and Warranties of GCT. GCT represents and warrants to UBN and the UBN Members as follows as of the Effective Date and as of the Closing:

(a)               Organization, Standing and Power. GCT is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents, and approvals required to own, lease, and operate its properties and carry on its business as now being conducted. GCT is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to GCT.

(b)               Subsidiaries. GCT has three (3) wholly-owned subsidiaries, namely Eqova Life Sciences, a Nevada corporation, BergaMet NA, LLC, a Delaware limited liability company, and Healthy Extracts, LLC, a Nevada limited liability company (each a “Subsidiary” and together the “Subsidiaries”), and does not otherwise own, directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture, or otherwise. For purposes of Section 2.2(h) through Section 2.2(s), references to GCT shall be deemed to include the Subsidiaries.

(c)               Capital Structure of GCT.

(i)                 The Exchange Shares will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Exchange Shares constitute 39.68% of the issued and outstanding capital stock of GCT immediately following the Closing. Immediately following the Closing, the capitalization of GCT and ownership thereof will be as set forth in Exhibit G. Except as set forth in Exhibit G, no shares of capital stock or other equity securities of GCT are or will be issued, reserved for issuance, or outstanding. All issued and outstanding shares of capital stock of GCT are or will be fully paid and non-assessable and not subject to preemptive rights. Immediately following the Closing, there will be no outstanding bonds, debentures, notes, or other indebtedness or other securities of GCT having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. Immediately following the Closing, there will be no outstanding securities, warrants, calls, rights, commitments, agreements, arrangements, or undertakings of any kind to which GCT is a party or by which they are bound, obligating GCT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of GCT. Immediately following the Closing, there will be no outstanding contractual obligations, commitments, understandings, or arrangements of GCT to repurchase, redeem, or otherwise acquire or make any payment in respect of any shares of capital stock of GCT.

(d)               Corporate Authority. GCT has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by GCT and the consummation by GCT of the transactions contemplated herein have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of GCT. This Agreement has been duly executed and, when delivered by GCT, shall constitute a valid and binding obligation of GCT, enforceable against GCT in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(e)               Non-Contravention. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of GCT under: (i) its articles of incorporation, bylaws, or other charter documents of GCT; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, or license applicable to GCT, its properties or assets; or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation, or arbitration award applicable to GCT, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses, or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to GCT or could not prevent, hinder or materially delay the ability of GCT to consummate the transactions contemplated by this Agreement.

(f)                Government Authorization. No consent, approval, order or authorization of, or registration, declaration, or filing with, or notice to, any Governmental Entity, is required by or with respect to GCT in connection with the execution and delivery of this Agreement by GCT, or the consummation by GCT of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Exchange Act.

(g)               Financial Statements. GCT has previously delivered to UBN GCT’s financial statements consisting of the audited balance sheet of GCT’s business operations as of December 31, 2018, and 2017, and the related statements of income and cash flows for the years then ended (the “GCT Financial Statements”). The GCT Financial Statements have been prepared in accordance with GAAP and are complete and correct and have been prepared from and substantially conform with the books and records of GCT and present fairly the financial condition and results of GCT’s business operations as of the dates and for the periods indicated.

(h)               Title to, and Sufficiency of, Assets.

(i)                 GCT owns good, marketable title to all of its assets, free and clear of any Encumbrance, title imperfection, or restriction of any kind whatsoever (whether accrued, absolute, contingent, or otherwise), except the encumbrances reflected in the GCT Financial Statements or in filings by GCT with the Securities and Exchange Commission.

(ii)              GCT’s assets are sufficient for the continued conduct of its operations after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property, and assets necessary to conduct GCT’s business operations as currently conducted.

(i)                 Intellectual Property.

(i)                 All required filings and fees related to the Intellectual Property Assets (as defined in Section 7.2(c)), the lack of which would have a Material Adverse Effect, have been timely filed with and paid to the relevant governmental entities and authorized registrars, and all registrations relating to the Intellectual Property Assets, the lack of which would have a Material Adverse Effect, are otherwise in good standing. GCT has provided UBN, to UBN’s satisfaction at the time of Closing, with true and complete copies of file histories, documents, certificates, office actions, correspondence, and other materials related to all Intellectual Property Assets.

(ii)              GCT owns all rights, title, and interest in and to the Intellectual Property Assets, free and clear of encumbrances.

(j)                 Legal Proceedings.

(i)                 Except as set forth in Schedule 2.2(j), there are no legal proceedings pending or, to GCT’s Knowledge, threatened against or by GCT: (a) relating to or affecting GCT’s business operations; or (b) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement; and no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(ii)              There are no outstanding and no unsatisfied judgments, penalties, or awards against, relating to, or affecting GCT’s ability to conduct its business operations.

(k)               Compliance with laws; Permits.

(i)                 To GCT’s Knowledge, GCT has complied, and is now complying, with all laws applicable to the conduct of its business operations as currently conducted.

(ii)              All Permits (as defined in Section 7.2(g)) required for GCT to conduct its business operations as currently conducted, the lack of which would have a Material Adverse Effect, have been obtained by GCT and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full.

(l)                 Taxes.

(i)                 All Tax Returns required to be filed by GCT for any period prior to Closing have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by GCT (whether or not shown on any Tax Return) have been, or will be, timely paid.

(ii)              GCT has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor or other party, and complied with all information reporting and backup withholding provisions of applicable law.

(iii)            No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of GCT.

(iv)             All deficiencies asserted, or assessments made, against GCT as a result of any examinations by any taxing authority have been fully paid.

(v)               GCT is not a party to any Action by any taxing authority. There are no pending or, to GCT’s Knowledge, threatened Actions by any taxing authority.

(vi)             There are no encumbrances for Taxes upon any of GCT’s assets nor, to GCT’s Knowledge, is any taxing authority in the process of imposing any encumbrances for Taxes on any of GCT’s assets (other than for current Taxes not yet due and payable).

(m)             Guaranties. GCT has not guaranteed any dividend, obligation, or indebtedness of any person; nor has any person guaranteed any dividend, obligation, or indebtedness of GCT.

(n)               Related Party Arrangements. Other than as contemplated by this Agreement, there are no obligations of GCT to its respective current or former members, shareholders, equity holders, managers, directors, officers, or employees.

(o)               Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by GCT to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other person with respect to the transactions contemplated by this Agreement.

(p)               UBN Information. GCT acknowledges that UBN has made available to GCT the opportunity to ask questions of and receive answers from UBN’s manager and executive officers concerning the terms and conditions of this Agreement and the business and financial condition of UBN, and GCT has received to its satisfaction, such information about the business and financial condition of UBN and the terms and conditions of the Agreement as it has requested. GCT has carefully considered the potential risks relating to UBN and acquiring the UBN Units, and fully understands that UBN’s Business and the high degree of risk associated therewith.

2.3              Representations and Warranties of the UBN Members. Each UBN Member, severally and not jointly, represents and warrants to GCT as follows:

(a)               Ownership of the UBN Units. The UBN Member owns the number of UBN Units corresponding to the Exchange Ratio and the number of Exchange Shares issued to the UBN Member and stated in the UBN Joinder Agreement, free and clear of all liens, claims, rights, charges, encumbrances, and Security Interests of whatsoever nature or type, and the UBN Member represents and warrants that the UBN Units represent the entire ownership interest of the UBN Member in UBN.

(b)               Power of UBN Member to Execute Agreement. The UBN Member has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the UBN Member and the consummation by the UBN Member of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary action on the part of the UBN Member. This Agreement has been duly executed and when delivered by the UBN Member shall constitute a valid and binding obligation of the UBN Member, enforceable against the UBN Member, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the UBN Member under: (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, or license applicable to the UBN Member, its properties or assets; or (ii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation, or arbitration award applicable to the UBN Member, its properties or assets, other than any such conflicts would not prevent the UBN Member from consummating the transactions contemplated by this Agreement.

(c)               Investment. The UBN Member is acquiring the Exchange Shares for UBN Member’s own account, and not, directly or indirectly, for the account of any other person. The UBN Member is acquiring the Exchange Shares for investment and not with a view to distribution or resale thereof except in compliance with the Securities Act and any applicable state law regulating securities.

(d)               Registration of Securities. The UBN Member must bear the economic risk of investment for an indefinite period of time because the Exchange Shares have not been registered under the Securities Act and therefore cannot and will not be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available. GCT has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Securities Act will become available. Transfer of the Exchange Shares has not been registered or qualified under any applicable state law regulating securities and, therefore, the Exchange Shares cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available. GCT has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

(e)               GCT Information. The UBN Member acknowledges that GCT has made available to it the opportunity to ask questions of and receive answers from GCT’s officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of GCT, and the UBN Member has received to its satisfaction, such information about the business and financial condition of GCT and the terms and conditions of the Agreement as it has requested. The UBN Member has carefully considered the potential risks relating to GCT and acquiring the Exchange Shares, and fully understands that such securities are speculative investments, which involve a high degree of risk of loss of the UBN Member and its entire investment.

(f)                Sophistication. The UBN Member further represents and warrants that the UBN Member has such business or financial expertise as to be able to protect the UBN Member’s own interests in connection with an investment in the Exchange Shares. The UBN Member further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of such investment. The UBN Member also represents that it has not been organized for the purpose of acquiring securities.

ARTICLE III
ADDITIONAL AGREEMENTS

3.1       Confidentiality. The Parties to this Agreement may have disclosed in the past, or may disclose in the future (verbally, in writing and electronic format) to one or more of the other parties certain financial information, trade secrets, know-how, equipment, standards and specifications, proposed products and services, vendors, business plans, customer lists, prices, market and sales information and plans, and other non-public information about their businesses and operations (“Confidential Information”). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party agrees to receive the Confidential Information in strict confidence and not distribute, disclose, or disseminate any Confidential Information of another party except to its employees and contractors (under at least the same obligation of confidentiality) with a need to know, and to its financial or legal advisors.

3.2       Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each Party agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper, or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. GCT and UBN shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

3.4       Public Announcements. GCT and UBN will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. Each of the Parties hereto agree that the initial press release or subsequent releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

3.5       Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

3.6       Financial Statements. Following the Closing, UBN will provide GCT with audited and unaudited financial statements, as required by Regulation S-X of the Exchange Act, in a timely manner such that Buyer may meet its filing obligations under the Exchange Act.

3.8       Tax Matters.

(a)       GCT shall prepare (or cause to be prepared) all Tax Returns of UBN for Pre-Closing Tax Periods. If any such Tax Return is required to be filed by UBN after the Closing Date, GCT shall timely file such Tax Return. The UBN Members shall timely pay (or cause to be paid) to the applicable Governmental Entity all Taxes shown to be due on any Tax Return described in this Section 3.8(a).

(b)       In order to apportion appropriately any Taxes relating to any tax period that begins on or after the Closing Date and ends after the Closing Date (“Straddle Periods”), the parties hereto will, to the extent permitted by applicable law, elect with the relevant Governmental Entity to treat for all purposes the Closing date as the last day of a taxable period of UBN (a “Short Period”). In any case where applicable law does not permit UBN to treat the Closing date as the last day of a Short Period, then for purposes of this Agreement, the portion of each Tax that is attributable to the operations of UBN for the period which would have qualified as a Short Period if such election had been permitted by applicable law (an “Interim Period”) shall be: (i) in the case of any property Tax, ad valorem Tax, or exemption, allowance or deduction that is calculated on an annual basis (including, but not limited to, depreciation and amortization deductions), the total amount of such Tax or item for the period in question multiplied by a fraction, the numerator of which is the number of days in the Interim Period, and the denominator of which is the total number of days in such Straddle Period; and (ii) in the case of any Tax or item not described in clause (i), the Tax that would be due with respect to the Interim Period if such Interim Period were a Short Period determined based upon an interim closing of the books.

(c)       Notwithstanding anything to the contrary contained in this Agreement, the UBN Members shall have the sole right to control, through counsel of their own choosing, the defense or settlement of any claim or proceeding relating to a Tax matter for Pre-Closing Tax Periods.

(d)       Each Party hereto agrees to cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of any Tax Returns, any audit, litigation, or other proceeding with respect to Taxes. The parties further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated in this Agreement.

(e)       For purposes of this Agreement: (x) “Taxes” shall mean: (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection with any item described in clause (A); and (C) any liability in respect of any items described in clauses (A) or (B) payable by reason of contract, assumption, successor or transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any similar provision of law) or otherwise; (y) “Tax Returns” shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed or actually filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and (z) “Pre-Closing Tax Period” means any taxable period ending on or before the Closing date.

ARTICLE IV
CONDITIONS PRECEDENT

4.1              Conditions to Each Party’s Obligation to Effect the Exchange. The obligation of each Party to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)               No Restraints. No temporary restraining order, preliminary or permanent injunction, or other order preventing the consummation of the Exchange shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted, or deemed applicable to the Exchange that makes consummation of the Exchange illegal.

(b)               Governmental Approvals. All authorizations, consents, orders, declarations, or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a Material Adverse Effect on GCT or UBN shall have been obtained, made or occurred.

(c)               No Litigation. There shall not be pending or threatened any suit, action, or proceeding before any court, Governmental Entity or authority: (i) pertaining to the transactions contemplated by this Agreement; or (ii) seeking to prohibit or limit the ownership or operation by UBN, GCT, or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of UBN or GCT.

(d)               Joinder Agreements. Each UBN Member shall have executed and delivered a Joinder Agreement.

4.2              Conditions Precedent to Obligations of GCT. The obligation of GCT to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)               Representations, Warranties and Covenants. The representations and warranties of UBN and the UBN Members in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Date; and UBN and the UBN Members shall each have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Effective Date.

(b)               Consents. GCT shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications, and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

4.3              Conditions Precedent to Obligation of UBN and UBN Members. The obligation of UBN and UBN Members to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a)               Representations, Warranties, and Covenants. The representations and warranties of GCT in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Date; and GCT shall have performed and complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed and complied with by it prior to the Effective Date.

(b)               Consents. UBN shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications, and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

ARTICLE V
TERMINATION, RESCISSION, AMENDMENT, AND WAIVER

5.1       Termination.

(a)               This Agreement may be terminated:

(i)                 by mutual written consent of GCT and UBN;

(ii)              by either GCT or UBN if any Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Exchange and such order, decree, ruling, or other action shall have become final and non-appealable;

(iii)            on or before the date which is thirty (30) days after the Closing, by either Party if the other Party has breached any representation or warranty in this Agreement, and does not cure such breach within five (5) business days of notice of such breach; or

(iv)             by either GCT or UBN, if the Closing has not occurred on or before April 30, 2020.

5.2       Effect of Termination. In the event of termination of this Agreement by either UBN or GCT as provided in Section 5.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of GCT, UBN, or the UBN Members. Nothing contained in this Section shall relieve any Party for any breach of the representations, warranties, covenants, or agreements set forth in this Agreement.

5.3       Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of (a) GCT, (b) UBN, and (c) UBN Members: (i) if prior to the Closing, that hold a majority of the UBN Units to be exchanged for Exchange Shares pursuant to this Agreement, or (ii) if after the Closing, that held at the Closing a majority of the UBN Units were exchanged for Exchange Shares pursuant to this Agreement.

5.4       Return of Documents. In the event of termination or rescission of this Agreement for any reason, GCT and UBN will return to the other Party all of the other Party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. GCT and UBN will not use any information so obtained from the other Party for any purpose and will take all reasonable steps to have such other Party’s information kept confidential.

ARTICLE VI
INDEMNIFICATION AND RELATED MATTERS

6.1       Expiration and Survival of Representations, Warranties and Covenants.

(a)       The representations, warranties, and covenants of UBN set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall expire at the Closing, and UBN shall not have any liability thereafter with respect to any breach or inaccuracy in such representations, warranties or covenants. For the avoidance of doubt, the UBN Members shall have no liability or responsibility for the accuracy of the representations, warranties and covenants of UBN under this Agreement. The sole and exclusive remedy of GCT with respect to the breach of any representation, warranty, or covenant of UBN shall be a termination of this Agreement prior to the Closing.

(b)       The representations and warranties of GCT set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until twenty four (24) months after the Closing (except for with respect to Taxes which shall survive for the applicable statute of limitations plus ninety (90) days, and covenants that by their terms survive for a longer period).

(c)        Except as otherwise provided in this Agreement, covenants set forth in this Agreement to be performed at or following the Closing shall survive the Closing.

(d)        The representations and warranties of each UBN Member set forth in Section 2.3 of this Agreement shall survive the Closing.

6.2       Indemnification.

(a)               GCT shall indemnify and hold UBN and the UBN Members, and their affiliates and assigns, harmless for, from, and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest, and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, “Losses”) to which UBN, the UBN Members, or their affiliates and assigns, may become subject resulting from or arising out of any breach of a representation, warranty or covenant made by GCT as set forth herein.

(b)               Each UBN Member shall indemnify and hold GCT, and its affiliates and assigns, harmless for, from, and against any and all Losses to which GCT, or its affiliates and assigns, may become subject resulting from or arising out of any breach of a representation, warranty, or covenant made by such UBN Member.

6.3       Notice of Indemnification. Promptly after the receipt by any indemnified Party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying Party (the “Indemnifying Party”) pursuant to this Article VI, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VI, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VI or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise, or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party, and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VI to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement, or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VI, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

6.4       Remedies. If GCT has any indemnification liability to the UBN Members under this Agreement, the UBN Member shall have the option, but not the obligation, to require that GCT satisfy such indemnification obligation through the issuance of additional GCT common stock having aggregate fair market value equal to the indemnification obligation amount. If the GCT common stock is then publicly traded, its fair market value per share shall be the average closing price for the ten (10) trading day period ending five (5) trading days prior to the date of determination of fair market value. For the absence of doubt, the foregoing remedy shall be cumulative with, and not lieu of, any other remedy at law, equity or otherwise.

ARTICLE VII
GENERAL PROVISIONS

7.1       Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the Party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a Party as shall be specified by like notice). Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:00 p.m. (Pacific Time) on a business day; (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:00 p.m. (Pacific Time) on any business day; (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service; or (d) if by personal delivery, upon actual receipt by the Party to whom such notice is required to be given.

If to GCT:

Grey Cloak Tech, Inc.

10300 W. Charleston Blvd., Suite 13-378

Las Vegas, NV 89135

Attn: Duke Pitts

Email: duke@burgametna.com

with a copy to (which shall not constitute notice):

Clyde Snow & Sessions, PC
Attn: Brian A. Lebrecht
201 South Main Street, Suite 1300
Salt Lake City, UT 84111
Email: bal@clydesnow.com

If to UBN:

Ultimate Brain Nutrients, LLC

11500 Longwater Chase Ct.

Fort Meyers, FL 33908

Attn: Jay W. Decker

If to the UBN Members:

c/o Jay W. Decker

11500 Longwater Chase Ct.

Fort Meyers, FL 33908

7.2       Definitions. For purposes of this Agreement:

(a)               an “Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b)               “Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the laws of any jurisdiction throughout the world: (a) trademarks, service marks, assumed names, trade names, brand names, logos, trade dress, and other proprietary indicia of goods and services, whether registered, unregistered or arising by law, and all registrations and applications for registration of such trademarks, including intent-to-use applications, and all issuances, extensions and renewals of such registrations and applications; (b) internet domain names, whether or not trademarks, registered in any generic top level domain by any authorized private registrar or Governmental Authority; (c) original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered, unregistered or arising by law), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications; (d) confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions, and other trade secrets, whether or not patentable; (e) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations, and renewals of such patents and applications; and (f) any manuals relating to operations, training, employment, including materials provided to any licensees.

(c)               “Intellectual Property Assets” means all Intellectual Property that is owned by GCT and used in or necessary for the conduct of its business.

(d)               “Knowledge” shall mean actual then-current knowledge of the applicable Party or any director or executive officer of the applicable Party;

(e)               “Material Adverse Effect” means, when used in connection with UBN or GCT, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such Party and its subsidiaries taken as a whole (after giving effect in the case of GCT to the consummation of the Exchange);

(f)                “Ordinary course of business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency);

(g)               “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from governmental entities.

(h)               “Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, or other entity;

(i)                 “Security Interest” means any mortgage, pledge, lien, encumbrance, deed of trust, lease, charge, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, or any other security interest, other than: (i) mechanic’s, materialmen’s, and similar liens; (ii) statutory liens for taxes not yet due and payable; (iii) purchase money liens and liens securing rental payments under capital lease arrangements; (iv) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation; and (v) encumbrances, security deposits or reserves required by law or by any Governmental Entity.

7.3       Interpretation. When a reference is made in this Agreement to a Section, Exhibit, or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

7.4       Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the Parties any rights or remedies.

7.5       Governing Law/Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Except as otherwise required by applicable law, each party hereby irrevocably: (a) submits in any legal proceeding relating to this Agreement to the exclusive jurisdiction of any state or United States court of competent jurisdiction sitting in the State of Nevada and agrees to suit being brought in such courts; and (b) waives any objection it may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient forum.

7.6       Assignment. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

7.7       Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto: (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

7.8       Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

7.9       Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument, and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto shall re-execute original forms hereof and deliver them in person to all other Parties. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense related to lack of authenticity.

7.10       Attorneys’ Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing Party or Parties shall be entitled to recover from the other Party or Parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

[remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

“GCT”

Grey Cloak Tech Inc.,
a Nevada corporation

By: Kevin “Duke” Pitts
Its: President

“UBN”

Ultimate Brain Nutrients, LLC,
a Delaware limited liability company

By: Jay W. Decker
Its: Manager

EXHIBITS
A	UBN Members
B	Form of UBN Representation Certificate
C	Form of UBN Officer’s Certificate
D	Joinder Agreement
E	Form of GCT Representation Certificate
F	Form of GCT Officer’s Certificate
G	GCT’s Post-Closing Capitalization

Exhibit A

UBN Members

Jay W. Decker

Shelton S. Decker

Logan B. Decker

James Ehrlich

Gerald Haase

Randy Looper

Robert A. Firger

Exhibit B

Form of UBN Representation Certificate

(see attached)

Exhibit C

Form of UBN Officer’s Certificate

(see attached)

Exhibit D

Joinder Agreement

(see attached)

Exhibit E

Form of GCT Representation Certificate

(see attached)

Exhibit F

Form of GCT Officer’s Certificate

(see attached)

Exhibit G

GCT’s Post-Closing Capitalization

Name	No. of Shares	Percentage
Existing GCT Shareholders	121,610,085	57.47%
UBN Members	90,000,960	42.53%
Totals	211,611,045	100.00%

Schedule 2.2(j)

Litigation

GCT is currently in default on promissory notes held by two parties in the aggregate face amounts of $320,000. Once GCT files its SEC filings, it will engage in settlement discussions with the parties.